UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2023

Enphys Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40879	87-2010879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wall Street 20th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(646) 854-6565
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary shares and one-half of one redeemable warrant	NFYS.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	NFYS	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	NFYS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 18, 2023, Enphys Acquisition Corp. (the “Company”) signed a non-binding letter of intent for a business combination with a leading and well-established advanced biofuels company in Latin America (the “Target”). However, no assurances can be made that the Company and the Target will successfully negotiate and enter into a definitive agreement regarding a business combination. Any transaction would be subject to board and equityholder approval of both the Company and the Target, regulatory approvals and other customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s ability to enter into a definitive agreement within the time provided in the Company’s amended and restated memorandum and articles of association; the performance of the Target’s business; the risk that the approval of the Company’s shareholders for the business combination is not obtained; failure to realize the anticipated benefits of the business combination, including as a result of a delay in consummating the business combination; the amount of redemption requests made by the Company’s shareholders and the amount of funds remaining in the Company’s trust account after satisfaction of such requests; the Company’s and the Target’s ability to satisfy the conditions to closing the business combination; and those other factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Preliminary Proxy Statement (as defined below). The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the preliminary proxy statement (the “Preliminary Proxy Statement”) in connection with an extraordinary general meeting of shareholders of the Company for the purpose of, among other things, extending the time by which it has to consummate an initial business combination from October 8, 2023 to July 8, 2024 (the “Extension”), as well as other documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), because these documents contain important information about the Company and the Extension. Shareholders may obtain copies of the Preliminary Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Enphys Acquisition Corp., 100 Wall Street, 20th Floor, New York, NY 10005.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposals described in the Preliminary Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Preliminary Proxy Statement, which may be obtained free of charge from the sources indicated above.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2023

Rigel Resource Acquisition Corp.

By:	/s/ Jorge de Pablo
	Name:	Jorge de Pablo
	Title:	Chief Executive Officer

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